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                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Wednesday, November 25, 1998

Contacts:
     at GLB Bancorp, Inc.                          at Maple Leaf Financial, Inc.
     (440) 974-0000                                (440) 564-9441
     Mr. Richard T. Flenner, Jr.                   Ms. Betty L. Kimbrew
     President and Chief Executive Officer         President

                GLB BANCORP, INC. AND MAPLE LEAF FINANCIAL, INC.
                                 AGREE TO MERGE

         Mentor, Ohio, November 25, 1998 -- Richard T. Flenner, Jr., President and Chief Executive Officer of GLB Bancorp, Inc. (Nasdaq/SmallCap: GLBK) and Betty L. Kimbrew, President of Maple Leaf Financial, Inc., today announced the signing of a definitive agreement for the acquisition of Maple Leaf Financial, Inc. in a merger for cash and stock. Approved by the board of directors of each company, the merger agreement provides that GLB Bancorp, Inc. will pay approximately $18 million in cash and issue 375,000 shares to shareholders of Maple Leaf Financial, Inc. and holders of warrants to acquire Maple Leaf Financial, Inc. common stock.

         GLB Bancorp, Inc. is the holding company for Great Lakes Bank, a commercial bank with seven offices in Lake County, Ohio, including its main office in Mentor, and two more offices in Lake County to be opened in 1999. Maple Leaf Financial, Inc. is the holding company for Geauga Savings Bank, an Ohio-chartered savings bank with two offices, both in Geauga County, Ohio. The merger will result in an institution with combined assets of $203 million and a network of full-service banking locations in Lake and Geauga Counties, Ohio.

         GLB Bancorp, Inc. and Great Lakes Bank have grown from total assets of $19 million in 1994 to total assets of approximately $92 million as of September 30, 1998. GLB Bancorp, Inc. went public in May 1998, raising approximately $18 million to finance its strategy of internal growth and growth through acquisitions. Maple Leaf Financial, Inc., parent company of Geauga Savings Bank, had approximately $112 million in assets as of September 30, 1998.

         Richard T. Flenner, Jr., President and Chief Executive Officer of GLB Bancorp, Inc. and Great Lakes Bank, stated, "The acquisition of Maple Leaf Financial, Inc. and its subsidiary Geauga Savings Bank is a natural extension of our geographical area and fits well into our expansion plans. The merger will for the first time extend Great Lakes Bank's reach and market share beyond Lake County and into Geauga County, one of the fastest growing counties in the state. We are enthusiastic about the prospects for this transaction, and we couldn't be more pleased to have Geauga Savings Bank join our family. Betty Kimbrew and her board have done an excellent job in growing their bank to its present level."

         Jerome T. Osborne, Chairman of the Board of GLB Bancorp, Inc., stated, "This transaction joins two institutions with distinguished records of service to their markets. Taking advantage of the highly complementary resources and expertise of Great Lakes Bank and Geauga Savings Bank, the merger will promote the best interests of the customers and shareholders of the combined institution." Great Lakes Bank's main office on Center Street in Mentor will continue to be the main office of the combined organization following the merger.

         Betty L. Kimbrew, President of Maple Leaf Financial, Inc. and Geauga Savings Bank, said, "The combination will provide Geauga Savings Bank customers with additional services delivered in a community bank environment, which places the highest value on maintaining close relationships with customers. The strength of the resulting institution will allow both institutions to better compete in an ever changing financial services environment. Providing superior customer service through outstanding employees will be the foundation of our future success as a combined company. Our future prospects as a combined company far exceed what we could accomplish alone." Ms. Kimbrew will be Senior Vice President of Corporate Development and serve as a director of GLB Bancorp, Inc. and Great Lakes Bank.

         Subject to regulatory approval and approval of shareholders of Maple Leaf Financial, Inc., closing of the merger is anticipated to occur in the second quarter of 1999. The merger will be accounted for under the purchase method of accounting. Following the merger, GLB Bancorp, Inc. expects to continue to have capital levels in excess of regulatory minimums.

                                      ****



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         This news release contains forward-looking statements, including estimates of future operating results and other forward-looking financial information for GLB Bancorp, Inc. and Maple Leaf Financial, Inc. These estimates constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As such, the estimates involve significant risks and uncertainties. Actual results may differ materially due to such factors as: (1) expected cost savings from the merger not materializing within the expected time frame; (2) revenues following the merger not meeting expectations; (3) competitive pressures among financial institutions increasing significantly; (4) costs or difficulties related to the integration of the businesses of GLB Bancorp, Inc. and Maple Leaf Financial, Inc. being greater than expected; (5) general economic conditions being less favorable than anticipated; and (6) legislation or regulatory changes adversely affecting the business in which the combined company will be engaged.

                                      # # #


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                                    EXHIBIT 1
                               TRANSACTION SUMMARY

- -      Merger of Maple Leaf Financial, Inc. into GLB Bancorp, Inc.

- -      assuming a price of $13.50 for GLB Bancorp, Inc. stock*:
                  -        $734.90 in cash and 15.31 shares of GLB Bancorp, Inc.
                           stock for each Maple Leaf Financial, Inc. Class A and Class B share;
                  -        $982.00 in cash and 20.46 shares of GLB Bancorp, Inc.
                           stock for each 1991 Warrant to acquire two shares of Maple Leaf Financial, Inc. stock (exercisable at $312.50 per share);
                  - and $825.90 in cash and 17.21 shares of GLB Bancorp, Inc. stock for each 1996 Warrant to acquire two shares of Maple Leaf Financial, Inc. stock (exercisable at $412.50 per share)

- -      Purchase method of accounting

- - Total transaction value: $18 million cash and 375,000 shares of GLB Bancorp, Inc. common stock

- - Approvals: Maple Leaf Financial, Inc. shareholders and regulatory authorities

- -      Expected closing: Second Quarter 1999

______________________
* The merger consideration payable for each share of Class A and Class B common stock of Maple Leaf Financial, Inc., and each warrant to acquire shares of Maple Leaf Financial, Inc. common stock is subject to adjustment based upon the price of GLB Bancorp, Inc. stock prior to closing and certain other items.

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


                                    EXHIBIT 2
                                   FACT SHEET

                                                                         Quarter Ended September 30, 1998
                                                                                     (Unaudited)
                                                                        GLB BANCORP,                       MAPLE LEAF
                                                                        ------------                       ----------
                                                                                INC.                  FINANCIAL, INC.
                                                                                ----                  ---------------
                                                                         (In thousands, except per share
                                                                                      data)
FINANCIAL CONDITION:
         Total Assets.....................................                   $92,305                         $111,512
         Cash and Cash Equivalents........................                    27,836                            7,112
         Investment Securities............................                     4,077                           17,062
         Loans Receivable - net...........................                    56,199                           84,084
         Deposits.........................................                    58,817                           55,137
         FHLB Advances....................................                     7,500                           42,948
         Shareholders' Equity.............................                    25,256                            8,725
OPERATIONS:
         Interest Income..................................                   $ 4,243                         $  6,723
         Interest Expense.................................                     1,780                            4,029
                                                                               -----                            -----
                  Net Interest Income.....................                     2,463                            2,694
         Provision for loan losses........................                        90                               42
                                                                              ------                           ------
                  Net Interest Income After
                  Provision...............................                     2,373                            2,652
         Non-Interest Income..............................                       492                              103

         Non-Interest Expense.............................                     2,120                            1,471
                  Income Before Federal                                        -----                            -----
                  Income Taxes............................                       745                            1,284

         Federal Income Tax Expense.......................                       288                              444
                                                                               -----                            -----
                  Net Income..............................                   $   457                         $    840
SELECTED RATIOS:                                                               =====                            =====
         Return on Average Assets.........................                     0.75%                            1.09%
         Return on Average Equity.........................                     3.95%                           14.66%
         Earnings per share basic.........................                     $0.34                           $57.98
         Earnings per share fully
         diluted..........................................                     $0.34                           $26.69
         Book Value per share.............................                    $11.84                          $605.03
         Book Value per share fully
         diluted..........................................                    $11.84                          $484.97
         Weighted Average shares
         outstanding......................................                 2,133,906                           14,487

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                                    EXHIBIT 3
                             INTEGRATION OBJECTIVES

ENHANCE THE MARKET POSITION OF THE COMBINED COMPANY

         Expand Great Lakes Bank's and Geauga Savings Bank's deposit share in Geauga County

         Further expand Great Lakes Bank's and Geauga Savings Bank's loan programs

         Bring a full-service community bank to Geauga County

ACHIEVE OPERATING ECONOMIES

         Integrate back office operations in an orderly manner for maximum efficiency and effectiveness

         Integrate branch system for maximum cost savings and customer retention/service

CONTINUE THE EXCELLENT CREDIT QUALITY STANDARDS AND EXPERIENCE OF BOTH COMPANIES